EXHIBIT 5.1

                           Maxcor Financial Group Inc.
                       Two World Trade Center, 84th Floor
                            New York, New York 10048



                                              August 17, 2001



Maxcor Financial Group Inc.
Two World Trade Center, 84th Floor
New York, New York  10048

                     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         I am the General Counsel of Maxcor Financial Group Inc., a Delaware corporation (the "Company"), and I am rendering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1933, as amended (the "Securities Act"), on the date hereof.

         The Registration Statement relates to the proposed issuance by the Company of up to (i) 1,800,000 shares (the "Shares") of common stock, par value $0.001 per share, of the Company (the "Common Stock") and (ii) 1,800,000 rights (the "Rights" and, together with the Shares, the "Securities") to purchase shares of the Company's Series A Junior Participating Preferred Stock. One Right shall be attached to, and shall be issued with, each Share. The Shares have been reserved for issuance upon exercise of stock options that have been granted under the Company's 1996 Stock Option Plan (the "Stock Option Plan").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with rendering this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the following documents: (a) the Registration Statement; (b) the Stock Option Plan; (c) the Restated Certificate of Incorporation of the Company, as presently in effect; (d) the By-laws of the Company, as presently in effect; (e) resolutions adopted by the Board of Directors of the Company in connection with the Shares and the Stock Option Plan (collectively, the "Board Resolutions"), the Rights, and the Registration Statement; (f) the Rights Agreement, dated as of December 6, 1996, between the Company and Continental Stock Transfer & Trust Company, as rights agent, as amended to date; and (g) such other documents as I have deemed necessary or appropriate as a basis for the opinion set forth below.

         In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In examining documents executed or to be executed by parties other than the Company, I have assumed that such
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parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which I have not independently established or verified, I have relied upon certificates, statements or representations of officers and other representatives of the Company, public officials and others.

         For purposes of this opinion, I have assumed that (i) the certificates representing the Shares will have been duly executed by an authorized officer of the transfer agent and will have been registered by the registrar for the Common Stock and will conform to the specimen thereof examined by me and (ii) prior to the issuance of any of the Shares, the Company and the relevant option recipients will have duly entered into a stock option or similar agreement (collectively, the "Agreements") in accordance with the Board Resolutions and the Stock Option Plan.

         I am admitted to the Bar in the State of New York, and I do not express any opinion as to the law of any jurisdiction other than the General Corporation Law of the State of Delaware.

         Based upon and subject to the foregoing, I am of the opinion that, when delivered and paid for in accordance with the Stock Option Plan and the Agreements, the Shares will be validly issued, fully paid and non-assessable and the Rights will be validly issued.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, however, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

                                             Very truly yours,

                                             /s/ ROGER E. SCHWED
                                             -----------------------------
                                             Roger E. Schwed

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